UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment #4

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bay Bridge Food and Produce Company.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation or organization)

7812

 (Primary Standard Industrial Classification Code Number)

46-0771551.

 (I.R.S. Employer Identification Number)

ANDREW DUKE

3550 South Harlan Street, Ste. 284,  Denver, CO 80235.

720-385-8381

 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  X .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each	Proposed	Proposed
Class of	Amount	Maximum	Maximum	Amount of
Securities to	to be	Offering Price	Aggregate	Registration
be Registered	Registered	Per Unit(1)	Offering Price	Fee(2)

Common Stock
by Company	500,000	$0.10	$50,000	$6.82

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457(a).

(3) The Company may not sell all of the shares, in fact it may not sell any of the shares. For example, if only 50% of the shares are sold, there will be 250,000 shares sold and the gross proceeds will be $25,000.

The registrant may amend this registration statement on such date or dates as may be necessary until this registration statement shall become effective per Section 8(a) of the Securities Act of 1933 as determined by the Securities and Exchange Commission.

PROSPECTUS

Bay Bridge Food and Produce Company

500,000 SHARES OF COMMON STOCK

$0.10 PER SHARE

This registration statement constitutes the initial public offering of Bay Bridge Food and Produce Company ("the Company", "us", or "Bay Bridge") common stock. Bay Bridge is registering 500,000 shares of common stock at an offering price of $0.10 per share for a total amount of $50,000. The Company will sell the securities in $50 increments. There are no underwritings or broker dealers involved with the offering.

The Company's sole officer and director, Mr. Andrew Duke, will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction.

Currently, Mr. Duke owns 100% of the Company's common stock. After the offering, Mr. Duke will retain a sufficient number of shares to continue to control the operations of the Company.

The offering will conclude at the earlier of (1) when all 500,000 shares of common stock have been sold or (2) 90 days after the registration statement is declared effective. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000.

The offering price of $0.10 per share may not reflect the market price of the shares after the offering.

The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. Since there is no escrow account, any investor who purchases shares will have no assurance that any monies besides themselves will be subscribed to the prospectus. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering.

There has been no public trading market for the common stock of Bay Bridge.

The Company is not a blank check company and we have no plans or intentions to be acquired or merge with an operating company. We also have no plans to change our management nor enter into change of control or similar transaction. Mr. Andrew Duke, our sole officer and director, has no plans to enter into a change of control or similar transaction or to change management. Also, no one from our management has been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or has generated no or minimal revenues to date.

Because the Company has no operations and only nominal assets, it is considered a shell company under Rule 405 of Regulation C of the Securities Act of 1933 as promulgated by the U.S. Securities and Exchange Commission

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is October 10, 2013.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY OF OUR OFFERING

Bay Bridge Food and Produce Company has 5,000,000 shares of common stock issued and outstanding and is registering an additional 500,000 shares of common stock for offering to the public. The company may endeavor to sell all 500,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.10 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Bay Bridge will receive all proceeds from the sale of the common stock. Upon the effectiveness of this Registration Statement, the Company intends to file to receive a trading symbol through FINRA and to engage a market maker.

500,000 shares of common stock are offered by the company.

Offering price per share by the company	The price the company sells the shares of common stock is set at $0.10 per share.

Sale Amounts	The Company will sell the securities in $50 increments.

Number of shares outstanding before the offering of common shares	5,000,000 common shares are currently issued and outstanding.

Number of shares outstanding after the offering of common shares

5,500,000 common shares will be issued and outstanding after this offering is completed if all shares are sold. If the offering is not fully subscribed, less than 5,500,000 will be outstanding after the offering. For example, if the Company sells 50% of the total offering, the Company will sell 250,000 shares and there will be 5.25 million shares outstanding after the offering under these circumstances.

The minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The shares are being offered at $0.10 per share. Bay Bridge may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Bay Bridge common stock is quoted or granted listing, a market for the common shares may not develop. If a market develops, the price of the shares in the market may not be greater than or equal to the price in this offering.

Use of proceeds

The Company intends to use the proceeds from this offering to develop and complete the business and marketing plan, and for other general corporate and working capital purposes. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $5,000, are being paid for by Bay Bridge. The net proceeds will be the gross proceeds from the offering less the expenses of $5,000. Therefore, if all shares are sold in the offering, the net proceeds will be $45,000 ($50,000 gross proceeds - $5,000 expenses). If all shares are not sold, the gross proceeds will be less and may not cover the expenses of the offering. For example, if the Company sells 50% of the securities, the Net Proceeds will be $20,000  ($25,000 gross proceeds - $5,000 expenses) after the offering under these circumstances.

Termination of the offering

The offering will conclude at the earlier of when all 500,000 shares of common stock have been sold or 90 days after this registration statement is declared effective by the Securities and Exchange Commission.

Terms of the offering	The Company will sell the common stock upon effectiveness of this registration statement.

Risk Factors	You should read the "Risk Factors" section beginning on page 10 and consider these factors carefully before deciding to invest in shares of our common stock.

The proceeds of this offering are not sufficient to complete our business plan. Even if the maximum number of shares offered are sold in this offering, we will require approximately an additional $1,000,000 to complete our business plan and generate revenues and we have no commitments for the funding necessary to complete our business plan.

You should rely only upon the information contained in this prospectus. Bay Bridge has not authorized anyone to provide you with information different from that which is contained in this prospectus. Bay Bridge is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by Bay Bridge. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or “JOBS Act.” We anticipate that we will remain an emerging growth company until we attain one of the following: a) we have more than $1 billion in annual revenue in a fiscal year; b) we issue more than $1 billion of non-convertible debt over a three-year period; c) we have more than $700 million in market value of our common stock held by non-affiliates as of any June 30, and d) before the end of the five full fiscal years. For as long as we are an emerging growth company, unlike other public companies, we will not be required to:

·

provide an auditor’s attestation report on the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b)  of the Sarbanes-Oxley Act of 2002;

·

comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer;

·

comply with any new audit rules adopted by the PCAOB after April 5, 2012, unless the Securities and Exchange Commission determines otherwise;

·

provide certain disclosure regarding executive compensation required of larger public companies;

·

hold nonbinding shareholder advisory votes on executive compensation; or

·

obtain shareholder approval of previously unapproved golden parachute payments in connection with proposed merger and sale transactions.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to “opt out” of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS  Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

While we are not a blank check company, we believe business conditions will continue to be challenging. Our belief is predicated on the following factors:  a) the continued slow growth of the United States and world economies; b) late adoption of our product by the mainstream population; c) the time for our marketing efforts to resonate with the American public, and d) the current budget impasse at the Federal level may inhibit our ability to get the appropriate permitting.

SUMMARY INFORMATION ABOUT BAY BRIDGE

Bay Bridge is a development stage company and was incorporated in Delaware on January 7, 2013. We have identified revenue opportunities in the produce industry and power industry which we believe are currently unfulfilled.

PRODUCE INDUSTRY

This consists primarily of producing select fruits and vegetables in a secure, indoor environment grown via Controlled Environment Agriculture (“CEA”) techniques. CEA techniques use spectrums of light to create fruit which are the ripest and tastiest that there can be. The Company plans to produce these agricultural products and then sell them in markets which are nearby its facilities to maximize freshness.  Once the Company has generated awareness in its product offerings, it plans to expand throughout various places in the United States where the demand for their product is the greatest.

The Company is in the process of  contracting for its first greenhouse facility in Poughkeepsie, New York.  CEAs does not require a greenhouse per se and  a retrofitted building would suffice for the commencement of operations.  We believe the cost to find such  a location and lease it should approximate $10,000 annually. Additional costs should we desire to retrofit a building would entail $5,000 for each row of  hydroponic garden output. Expenses are variable because each row of output requires a separate capital investment. We anticipate commencing with five rows to begin with.  Timing shall be predicated upon raising capital from this offering or other sources. Upon raising a yet to be determined level of funding, The Company will implement the lease and commence operations.  Management will relocate from its current corporate headquarters and move to the Poughkeepsie office at the time that ample funding is received.  There is no guarantee such funding will be received. The Company intends to retail its product at well-known health food retailers .We will differentiate ourselves through the quality of our product including healthiness and taste.

The first product we will concentrate upon will be the Heirloom Tomato.  As recently reported in the Wall Street Journal, heirloom products are very nutritious and good for people who cannot tolerate gluten.  They also possess high levels of lutein which are helpful for improving eyesight.

Our strategy is to develop a series of CEA sites that we will use to grow our fruits and vegetables. To accomplish this, we plan to lease and retrofit a series of warehouse-type facilities.  While the technologies are standard, the interaction between them is what separates the end product that Bay Bridge intends to produce from competing entities with similar platforms. We intend to install proprietary technology to grow our organic and conventional produce. In order to implement our model, we do not require any additional developmental work. We hope that this will provide consumers with a desirable degree of food security in addition to the other benefits associated with cubic farming, such as a reduced ecological footprint. As of the date of this Prospectus, we have not begun growing fruit and vegetables in commercially viable quantities.

Our mission is to become the first company to create brand-name awareness for this technology.  We believe that our product will permit consumers to substitute fresh, healthy, high-quality fruits and vegetables into their diet. We currently plan to charge a premium for these products due to what we believe is their superior nature. However, this is dependent upon market acceptance of our output.

Currently, geography and logistics make local grown organic fruit and vegetables specialty or seasonal produce in areas with harsh winters such as the Northeast and Mid-West of the USA and all of Canada. As recently reported in the Economist, Hot weather also leads to problems, as farming in the tropics is in many ways more difficult than in temperate climate.  Without cold winters, pests and crop disease are harder to control.  Intensive soil preparation and large amounts of lime and fertilizer require scale and capital. According to Rodrigo Rodriguez  of Agrifirma, a large Brazilian  agricultural firm, preparing land for its first crop means passing over it fifteen times, which costs as much as the land itself. The most common method of tapping into this market is with greenhouses. Unfortunately, this is a solution with high fixed costs and high variable costs. Greenhouses result in high fixed costs because they are large expanses that require natural light and supplemental heating. Due to the harsh winters conventional greenhouses are not conducive to this type of environment.  High variable costs ensue due to the need to replace natural lighting with manmade power. and the encroachment on prime agricultural land, There is no realistic way for greenhouse growers to rapidly scale their operations to service all major urban markets. The main suppliers in the sector are large commercial enterprises in South California, or foreign enterprises in Mexico, Chile and Holland.

The advantage that we believe Bay Bridge will possess is the controlling of lighting and heating inputs through internally generated heat and power.   Bay Bridge is urban oriented and does not require valuable farmland as traditional greenhouse technologies require. The timeframe for scaling operations is dependent upon funding.

We are using CEA to achieve USDA standards, removing many of the mundane variables from the farming equation.  These variables, such as levels of rain, may substantially impact quality.   We believe this due to the fact that CEA is an established method of agricultural production used throughout the world.

Dutchess County, New York, has defined Poughkeepsie as a economically challenged area.  There are currently a number of widely advertised incentive programs for agriculture that we can participate in depending upon the timing of funding.

Vegetable Market

According to the United States Department of Agriculture, sales of organic foods amounted to $22 billion in 2008, the most recent year for which data was available.  While the trend towards obesity has clearly been established in the United States, there has also been a countervailing trend to combat this epidemic including the exercise anti-obesity initiative put forward by First Lady Michelle Obama and the National Football League’s “Play 60” Initiative. In addition, popular media such as the commercially successful television program “The Biggest Loser” have brought awareness to the issue.  Part of the solution is a shift away from fattening food and towards a healthier diet.  To that end, there is a tremendous emphasis towards healthier foods.

We anticipate continued content-labeling programs to also spur attentiveness of the importance of eating healthy foods.  The first labeling efforts began in 1990 and have only served to heighten awareness of the quality of the food.  Over the ensuing twenty plus years, various states have initiated food labeling laws, and the trend is clearly towards fuller disclosure.

Our belief is based  upon the following.  Fruits and vegetables outcomes are predicated upon a wide variety of factors such as soil, precipitation and general weather conditions among them.  These variables are naturally occurring in the environment and cannot be manipulated.  However, in a controlled environmental agriculture, these factors can be accounted for resulting in a better product.

Power Industry

After a successful beta test in our Poughkeepsie facility indicates that we can both grow desirable tomatoes and market them at profitable levels, we will search for additional facilities where we can exploit what we believe is an additional revenue opportunity.

The Company’s second revenue opportunity is through the provision of power to local utilities, which will not be implemented until Phase III of our business model. See next section for detail. Power generating plants produce electricity which can be utilized by our operations and any excess electricity sold into the grid.  We intend to enter into purchase power agreements with local utilities.  As of the current date, we have no contracts but have engaged in discussions with utilities in various municipalities.

Our Business Model

Phase I of our business model is the beta testing of 5 rows of heirloom tomatoes in a warehouse facility in Poughkeepsie.  This will determine if we can grow heirloom tomatoes in CEA and the resulting percentage of table-ready produce per plant.  During this phase we will determine if there is sufficient demand for the heirloom tomatoes and the pricing.  If we determine that we can both grow and sell the tomatoes profitably, we will proceed to Phase II which is the build-out of the Poughkeepsie beta site and begin commercial production and growing of tomatoes.

Phase III will be producing and selling tomatoes in commercial quantities and expanding to additional sites where we can utilize state of the art electric generators and others to generate electricity for our own use and to sell excess capacity to the grid or to other local users.

Please see the Liquidity and Capital Resources section below for a fuller detail of the expected time frames and costs.

Our goal is to become a vertical agricultural electricity company that sells energy in the form of electricity, to power grids as well as commercial, and institutional customers. Our systems will utilize state-of –the-art equipment to generate power, while competing technologies, such as coal, utilize processes that have essentially been the same for decades. While more than half of the electricity generated in the U.S. is from coal, The U.S. Department of Energy states that modern coal-fueled power plants convert only one third of coal's total energy potential to usable electricity.  (See http://www.ehow.com/facts_7464505_energy-efficiency-coal.html for more details)  Conversely The New York State Economic Recovery Development Authority (“NYSERDA”) has recognized that CEA is a source of efficient energy and has put forth a Program Opportunity Notice (“PON”) to encourage investment this commitment from a State agency shows the viability of CEA as a source of energy. We believe the following factors are favorable for us:

·

Power companies in many jurisdictions are required to get certain portions of power from renewable sources of energy. As an example, multiple laws and executive orders define requirements for the use of renewable energy in Federal facilities. These requirements are outlined by The Energy Policy Act (EPAct) of 2005.

·

Defines "renewable energy" as electric energy generated from solar, wind, biomass, landfill gas, ocean (including tidal, wave, current, and thermal), geothermal, municipal solid waste, or new hydroelectric generation capacity achieved from increased efficiency or additions of new capacity at an existing hydroelectric project.

·

The EPAct requires, to the extent economically feasible and technically practicable, that the following amounts of the total electricity consumed by the Federal government come from renewable energy be not less than 7.5% in fiscal year 2013.

While our product currently does not fit the definition of renewable energy as defined by the EPAct, we believe that it is renewable in nature and will be attractive to traditional power supplier due to the lack of externalities created by our product.

Individual states also have requirements. We anticipate helping meeting these needs.  Our current discussions with a large oil and gas company are proof that there is demand for our services.  As of the current date, there is no requirement that we raise a certain amount of capital nor any other contingencies before agreements are finalized.

The mechanics of power generation are relatively straightforward, involving the permitting and purchasing of a gas fired generator from a reliable supplier. Permitting clearly is a risk factor and is not assured. We will determine the location of future facilities by taking into consideration the then current local, state and municipal permitting requirements, environmental factors and market conditions.  We will conduct extensive research to minimize the risks inherent in permitting power plants to select the optimum location by taking into consideration permitting, costs, market price of electricity and operating costs. Distribution of power if permitted would be subject to negotiation with parties as yet to be identified, but constant with the concept in the power industry of Micro Grids (i.e.- localized power grids that produces energy for a defined but small area. An example would be a generator that targets a small service area such as an industrial park). See Energybizmag.com Volume 10 Issue 5 (September –October 2013). This energy will be generated at the source and distributed via utility lines.  The cost of transportation will be borne us and included in pricing to our customers. Since CEA architecture allows for continuous operation, there will be power generated at all times.  As such, there are no peak periods for power usage, therefore excess power generated during the daylight hours when businesses are operating and demand upon the grid is greatest, can be sold to third party grid providers, alleviating some supply needs during peak usage. As reported in the Wall Street Journal (July 22, 2013), grid operators in New York State and California are engaging in “demand response” programs whereby utilities attempt to reduce demand on the grid in peak power times, especially the summer months. CEA can be very helpful in this regard by supplying power when it is needed most. There is no guarantee that we will ever reach Phase III of our business plan (See Risk Factors below). Assuming we are successful and reach Phase II of our plan, we will determine at that time the viability of power generation before we proceed to Phase III.

Our Growth Strategy

Once our original installation is up and running in Poughkeepsie, and we have agreements in place and are generating cash flow, we will look to replicate our strategy in other parts of the country. Although no assurances can be given, management anticipates that the demand for produce and power will continue to grow, and the company will be able to successfully replicate their business model in multiple locations.

In addition, we may structure our involvement in such projects as joint ventures or strategic partnerships in order to assure that we have adequate capital resources and expertise to undertake large-scale operations.

We anticipate $1,000,000 over a period of twelve months will be needed to get our project up and running.  We anticipate raising those funds through the issuance of common stock, preferred stock or debt securities in a private placement or registered offering

SUMMARY FINANCIAL DATA

As of June 30, 2013, Bay Bridge had $2,078 of cash on hand. The Company,  through June 30, 2013, has incurred liabilities of $7,512. The Company anticipates incurring costs associated with this offering totaling approximately $5,000.  As of the date of this prospectus, we have not generated. any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

As of January 31, 2013, Bay Bridge had $5,000 of cash on hand, The Company, through January 31, 2013, has incurred liabilities of $636. The Company anticipates incurring costs associated with this offering totaling approximately $5,000.  As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

The following summary financial data should be read together with our financial statements and the related notes and "Management's Discussion and Analysis or Plan of Operation" appearing elsewhere in this prospectus. The summary financial data is not intended to replace our financial statements and the related notes. Our historical results are not necessarily indication of the results to be expected for any future period.

BALANCE SHEETS
	June 30, 2013 (unaudited)	January 31, 2013 (audited)
Total Assets	$2,078	$5,000
Total Liabilities	$7,512	$636
Shareholder's (Deficit) Equity	$(5,434)	$4,364

As indicated in the financial statements accompanying this prospectus, Bay Bridge has had no revenue to date and has incurred only losses since inception.

The Company has had no operations to date and has incurred only losses since inception and an emphasis paragraph related to going concern is included in the auditors’ report. The Company plans on additional financing in the future to implement its business plan. Such financing may be in the form of equity or debt but may not be available when needed.

DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 3550 South Harlan Street, Ste. 284, Denver, CO 80235.  This is the office of Andrew Duke, the sole officer and director of the company and is provided at no charge.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. Bay Bridge should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of your entire investment. Please consider the following risk factors before deciding to invest in our common stock.

RISKS RELATED TO THIS OFFERING

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN OUR COMPANY WILL RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the  Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The offering price of $0.10 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. Bay Bridge's assets do not substantiate a share price of $0.10. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the Company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, the proceeds of this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of Shares is not fully subscribed for.

BECAUSE THE COMPANY HAS 500,000,000 AUTHORIZED SHARES, MANAGEMENT PLANS TO ISSUE ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY

The Company has 500,000,000 authorized shares, of which only 5,000,000 are currently issued and outstanding and an up to a maximum amount of 500,000 will be issued and outstanding after this offering terminates if the full offering is subscribed. In addition, the Company will need to raise additional capital to fund the product platform development efforts of at least $500,000. This additional capital raise will further dilute the shareholders. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS COMPANY

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE LOSS OF YOUR INVESTMENT

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS, IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY MAY LOSE THEIR ENTIRE INVESTMENT

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE EXTREMELY ILLIQUID AND YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTCBB). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock. Despite the Company's efforts, it may not be able to attract any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOSE YOUR INVESTMENT

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for quoting on the OTCBB, investors should consider any secondary market for the Company's securities to be limited. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS

The Company's sole officer and director, Mr. Andrew Duke, owns 100% of the outstanding shares and will own no less than 91% after this offering is completed. For example, if 50% of the offering is sold, Mr. Duke will retain 95% of the shares outstanding. As a result, he will maintain control of the Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

RISKS RELATED TO OUR FINANCIAL CONDITION AND CAPITAL REQUIREMENTS

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF BAY BRIDGE TO CONTINUE ITS OPERATIONS AS A GOING CONCERN

In their audit report for the period from inception (January 7, 2013) to January 31, 2013 and dated February 19, 2013; our auditors have expressed substantial doubt about the Company’s ability to continue as an ongoing business. The proceeds from this offering will not be sufficient to complete our business plan and start generating revenues. Even if all the shares are sold in this offering, we will require up to an additional $1,000,000 to complete our business plan for both the agricultural and power generation components of our business and start generating revenues. Additionally, we do not have any commitments for the funding necessary to complete our business plan and to start generating revenues.

Because our sole officer may be unwilling or unable to loan or advance any additional capital to Bay Bridge, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the January 31, 2013 Audited Financial Statements - Auditors' Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small with very little working capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products. Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

SINCE BAY BRIDGE ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO GENERATING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CANNOT ACHIEVE PROFITABILITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN A COMPLETE LOSS OF YOUR INVESTMENT

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Over the next 12 months, the Company will have operating costs of at least $500,000. Once the original funding is received, the Company will begin to undertake its operations which will include hiring Staff, commencing operations, and marketing products.  There will be some lag time between these activities and original revenue generation.  The Company will therefore see an increase in operating expenses.

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE COMPLETE LOSS OF YOUR INVESTMENT

If we are not successful in earning sufficient revenue once we have started our sales activities, we may require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $500,000 to complete the business plan, development of products and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an effect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

WE MAY CONDUCT OUR OPERATIONS THROUGH A JOINT VENTURE, WHICH SUBJECTS US TO ADDITIONAL RISKS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We may enter into joint venture arrangements with third parties in the future.  These third parties may have obligations that are important to the success of the joint venture, such as the obligation to pay their share of capital and other costs of the joint venture. The performance of these third parties to satisfy their respective obligations is outside our control. If these parties do not satisfy their obligations under the arrangement, our business may be adversely affected.  Our joint venture arrangement may involve risks not otherwise present without such partner, including, for example:

·

our joint venture partner may take actions contrary to our instructions or requests or contrary to our policies or objectives;

·

we may owe contractual duties to our joint venture partners and its other owners, which may conflict with our interests and the interests of our equity holders; and

·

disputes between us and our joint venture partner may result in delays, litigation or operational impasses.

RISKS RELATED TO INVESTING IN OUR COMPANY

WE WILL INCUR INCREASED COSTS AS A RESULT OF BEING A PUBLIC COMPANY.

Following this offering, we will become subject to the periodic disclosure requirements of the Securities and Exchange Commission, or the SEC.  After we become a public company, we will incur significant legal, accounting and other expenses that a private company does not incur, which are estimated to be approximately $20,000  annually. In addition, the Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and stock exchanges have required changes in corporate governance practices of public companies. We expect that compliance with these rules and regulations will increase our legal and financial compliance costs, which are estimated to be approximately $10,000 for the first year after we become a public company and approximately $15,000 for each subsequent year. We also expect that these rules and regulations will make some activities more time-consuming and costly. We also expect these rules and regulations will make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance. As a result, our general and administrative expenses will likely increase and it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs that we may incur with respect to these rules or the timing of such costs.

IF WE FAIL TO DEVELOP AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROLS, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD; AS A RESULT, CURRENT AND POTENTIAL SHAREHOLDERS MAY LOSE CONFIDENCE IN OUR FINANCIAL REPORTS, WHICH MAY HARM OUR BUSINESS AND THE TRADING PRICE OF OUR SHARES.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. In addition, we will be subject to the reporting obligations under the U.S. securities laws.  After we become a reporting company, Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a management report that assesses the effectiveness of our internal controls over financial reporting.  As a company in the early stage of our development, we are in the process of establishing our internal control over financial reporting system to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our financial statements for external reporting purposes. We cannot be certain that the measures we have undertaken to comply with Section 404 will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective.  Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.  If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements, which in turn may have an adverse effect on our share price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the national securities exchanges and the inability of registered broker-dealers to make a market in our shares, which could result in a decline in our share price.

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT

We were incorporated on  January 7, 2013 and we have not realized any revenues to date. We are an early entry stage company in a very competitive vegetable and health food  market. We have no operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business and you will lose your entire investment.

WE HAVE NO REGISTERED PATENTS.  THE ABSENCE OF PATENT PROTECTION COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

We rely upon the confidentiality of our formulas and our know-how rather than upon patent protection. There is no assurance that such confidentiality can or will be maintained or that our know-how cannot be obtained by others or that others do not now possess similar or even more effective capabilities.  The failure to maintain the confidentiality of our know-how could adversely affect our operating results.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Such factors include but are not limited to the following: (i) our inability to generate enough working capital from future equity sales; (ii) our ability to create a commercially salable product; (iii)  the level of consumer  acceptance; (iv) fluctuations in the demand for our product,  and (v) capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS AND EVEN BUSINESS FAILURE

Mr. Andrew Duke, our sole officer and director, has other business interests and currently devotes approximately 30 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Duke, which may result in periodic interruptions or suspensions of our business plan.

Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS, YOU WILL LOSE YOUR INVESTMENT

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure could have a materially adverse effect on the business. He has other outside business activities and is devoting only approximately 25-30 hours per week to our operations. His technical expertise is critical to the success of the business. The loss of this resource would have a significant impact on our business. The Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS RESULTING IN UP TO A COMPLETE LOSS OF YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized, if any, after the settlement of claims.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

BAY BRIDGE MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH. IF THE COMPANY CAN NOT SUCCESSFULLY MANAGE THE GROWTH, THE COMPANY MAY RUN OUT OF MONEY AND FAIL.

Any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

WE ANTICIPATE MARKETING POWER THROUGH MICRO GRIDS AND MAY NOT BE ABLE TO GENERATE REVENUES IN THIS FORMAT

Should we decide to generate power for commercial use other than our own, we anticipate that we will primarily sell and distribute the excess power we generate through Micro Grids. These are localized power grids that produce energy for a defined but small area. While Micro Grids are an established concept, there is no guarantee that we will establish any grids.  Even if we do establish a Micro Grid, there is no guarantee that we will be able to offload our output to potential customers because we may not be deemed to be price competitive or reliable, Additionally, we may ultimately choose locations where we have overestimated the demand for our output, we are not able to enter into the lease arrangements or we can profitably provide power.  An additional risk is that other sources of energy may become more economically feasible, diminishing our ability to charge a profitable price for our energy products.

RISKS RELATED TO INVESTING IN OUR BUSINESS

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS WHICH WILL IMPACT PROFITABILITY AND MAY CAUSE US TO CEASE OPERATIONS IF WE RUN OUT OF CAPITAL

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our productions.

We will compete with a number of unrelated seasonal operators of greenhouses spread across our target market areas. This common method of growing high-quality produce is limited in terms of cost and scale. Operators must incur both high fixed and variable costs to build and maintain specialized structures for this purpose, which makes it difficult for them to scale their operations to optimal size in multiple locations.

We plan to establish a network of controlled indoor environments in multiple urban locations for the purpose of growing fresh fruit and vegetables and supplying this produce to major food retailers on a year-round basis. Since we plan to acquire and retrofit existing vacant buildings and use proprietary technology to grow our fruits and vegetables, we will not have to incur a significant capital outlay to establish our “urban barns”, and the only limitations we will face in terms of scale will be related to the cost of acquiring and renovating similar facilities in close proximity to multiple urban centers.

We also face competition from producers of organic fruits and vegetables that are grown and shipped from such locations as California, Mexico and Chile. In many cases, these producers are able to grow produce year-round, but they face uncertainty related to shipping costs and delays and variations in climate, as well as environmental risks related to runoff exposure and the presence of airborne agents from surrounding farms.

COMPETITION MAY DECREASE OUR MARKET SHARE, REVENUES, AND GROSS MARGINS.

Bay Bridge has decided to compete in very competitive markets versus providers who have substantially more capital, longer operating histories, greater brand recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. These competitors may also establish more comprehensive marketing and advertising campaigns than we can. For these and other reasons, our competitors' products and services may achieve greater acceptance in the marketplace than our own, limiting Our ability to gain market share and customer loyalty and to generate sufficient revenues to achieve a profitable level of operations. Our failure to adequately address any of the above factors could harm our business and operating results.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH RELATIONSHIPS WITH BUSINESS AND CHANNEL PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL FAIL.

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to produce salable product  and generate revenues. We have no way to predict when we will begin delivering our product  to our channel partners. In addition, it takes time, money, and resources to build relationships with food outlets. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS DUE TO CAPITAL CONSTRAINTS TO HELP GROW THE BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE OPERATIONS AND YOU MAY LOSE YOUR INVESTMENT

The company's management may decide due to economic reasons to retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

OUR BUSINESS IS SENSITIVE TO FLUCTUATIONS IN MARKET PRICES AND DEMAND FOR OUR PRODUCTS.

Fresh vegetables are highly perishable and generally must be brought to market and sold very shortly after harvest. The selling price for a certain type of vegetable depends on factors such as supply of and demand for such vegetable and the availability and quality of such vegetable in the market. Conditions affecting vegetable growth, including weather conditions such as windstorms, floods, droughts and freezes and diseases and pests, are primary factors affecting the supply and quality of different types of vegetables.

Oversupply of certain types of vegetables without a corresponding increase in consumer demand may decrease the prices for our products. General public concerns regarding the quality, safety or health risks associated with particular vegetables could reduce demand and prices for some of our products. Market demand for our products may also be adversely affected by negative publicity concerning food safety of vegetables produced by other vegetables producers in our target markets. Such negative publicity may lead to a loss of consumer confidence and a decrease in the demand and prices for our products. However, even if market prices are unfavorable, produce items which are ready to be, or have been harvested must be brought to market promptly. A decrease in the selling price received for our products due to the factors described above could have a material and adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO ACCURATELY PREDICT AND SUCCESSFULLY ADAPT TO CHANGES IN MARKET DEMAND.

We plan our production schedule and crop selection based on our analysis and estimate of market demand. Demand for our products depends primarily on consumer-related factors such as demographics, local preferences and food consumption trends, macroeconomic factors such as the condition of the economy and the level of consumer confidence, as well as seasonal factors such as weather and festivities. To remain competitive, we must continually monitor and adapt to the changing market demand. Our failure or inability to follow or adapt to changes in market demand in a timely manner, if at all, may have a material and adverse effect on our business and our results of operation.

WE ARE SUBJECT TO THE RISK OF PRODUCT CONTAMINATION AND PRODUCT LIABILITY CLAIMS AS WELL AS NEGATIVE PUBLICITY ASSOCIATED WITH FOOD SAFETY ISSUES.

Consumption of fresh vegetables poses potential risks to human health. Harm to the health of consumers may result from tampering by unauthorized third parties, product contamination or spoilage, including the presence of foreign objects, substances, chemicals, other agents, or residues introduced during the growth, storage, handling or transportation phases. Consumption of our products may cause harm to the health of consumers in the future and we may be subject to claims or lawsuits relating to such matters. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or discomfort could adversely affect our reputation with existing and potential customers and our corporate and brand image.

WE MAY NOT BE ABLE TO ENTER INTO POWER GENERATING AGREEMENTS WITH PROVIDERS OF INFRASTRUCTURE

We will identify buildings and properties that we feel are suitable for adaptation to CEA technology and also have sufficient power generation equipment. However, there is no guarantee that we will be able to utilize this equipment from its owner or that we will be able to effectively negotiate terms that will allow us to earn adequate revenues for the power we provide, If we do not generate adequate revenues to cover our costs, our business will fail.

AS A GENERATOR AND DISTRIBUTOR OF POWER, WE MAY BE SUBJECT TO GOVERNMENTAL REGULATIONS AT VARIOUS LEVELS OF GOVERNMENT

In order to generate and distribute power, we may be subject to regulations from the Federal Energy Regulatory Commission (“FERC”) and various state and local entities. FERC ensures that rates, terms and conditions are just, reasonable and not unduly discriminatory or preferential and promote the development of safe, reliable and efficient energy infrastructure that serves the public interest. Various state and local entities on the intrastate side have similar charges.   We may run afoul of Federal, State and/or local statutes which may inhibit our eliminate our ability to generate or distribute power.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the potential net proceeds and the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	IF 25% OF	IF 50% OF	IF 75% OF	IF 100% OF
	SHARES SOLD	SHARES SOLD	SHARES SOLD	SHARES SOLD

NET PROCEEDS FROM THIS OFFERING	$7,500	$20,000	$32,500	$45,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The net proceeds in the table above assume $5,000 in costs associated with this offering.

The funds raised through this offering will be to commence operations. If less than the maximum offering funds are raised, the proceeds will first be used for essential business operations such as SEC filings with the remaining amount allocated to completing the business and marketing plan. The following outlines the Company's key objectives in priority order and cost if less than all of the shares are sold:

Even if this offering is fully subscribed, the Company will need to raise additional funds to meet its business operations. Over a three month period from the completion of this Offering, we believe that the amount we will need will be $250,000. We will raise this money through contributions from our Chairman and Chief Executive, corporate borrowings, and issuance of common and preferred stock.

Since our Chairman and Chief Executive Officer will not be taking any salary nor charging the Company anything for the use of his facilities, the entire amount of the net proceeds received will go towards the business model.

We do not believe that the amount received from this offering will be sufficient to fund our entire operation. In order to fully implement our business model to its ultimate conclusion, we believe we will need $1,000,000 in total.

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Bay Bridge and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.10 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on January 7, 2013 of $.001.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Purchasers of our common stock in our initial public offering will experience an immediate and substantial dilution of the net tangible book value of the shares purchased. At June 30, 2013, we had a net tangible book deficit of approximately $(5,434), or $.001 per share of our common stock. After giving effect to the sale of shares of our common stock in the this offering and assuming the sale of the total gross amount of shares for gross proceeds of $50,000, and after deducting estimated transaction and offering expenses of $5,000, the pro forma net tangible book value at June 30, 2013, attributable to common shareholders would have been $39,566, or $.0083 per share of our common stock. This amount represents an immediate dilution to purchasers in the initial public offering of $.0928. The following table illustrates this per share dilution.

Subscription Price	$0.1000
Net tangible book value per share at June 30, 2013, before the initial public offering	$(.0011)
Net increase in pro forma tangible book value per share attributable to the initial public offering	$0.0083
Pro forma net tangible book value per share after giving effect to the initial public offering	$0.0072
Dilution in pro forma net tangible book value per share to purchasers	$0.0928

THE OFFERING BY THE COMPANY

Bay Bridge is registering 500,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. If and when we become effective with the SEC, we plan to develop a trading market. In order to do so, we have to retain an authorized OTC Bulletin Board market maker. If we are successful in securing a market maker, they will file Form 211 with FINRA (Financial Industry Regulatory Authority). If FINRA approves the Company's 211, our stock will be quoted on the OTCBB.

There can be no assurances that we will be able to retain an authorized OTCBB market maker and furthermore, there are no assurances that we will be approved by FINRA. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become effective for sale to investors. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

As of the date of this prospectus, our sole officer and director, Mr. Andrew Duke, owns 5,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 500,000 common shares. The price per share is $0.10.

In the event the company receives payment for the sale of their shares, Bay Bridge will receive all of the proceeds from such sales. Bay Bridge is bearing all expenses in connection with the registration of the shares of the company.

The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our Articles of Incorporation do not provide for cumulative voting rights. Because of this, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares in the event the Articles of Incorporation should be amended to provide for the issuance of Preferred Shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights All of our outstanding common shares are, and the common shares to be issued in this offering will be, duly authorized, validly issued, fully paid and nonassessable. A summary of The Offering follows below.

The Offering
Common Stock offered by The Company	500,000 shares of Common Stock (the “Shares”). No shares of Common Stock are offered by the existing Shareholder under this Prospectus.

Common Stock outstanding before the Offering	5,000,000 shares of Common Stock as of June 30, 2013.

Common Stock outstanding after the Offering	5,500,000 shares of Common Stock.

Terms of the Offering	Shares will be sold at a fixed price of $.10 during the Offering Period

Termination of the Offering	This Offering will terminate 90 days after the registration statement to which this Prospectus is made a part is declared effective by the SEC.

Use of Proceeds	We will use any proceeds from the sale of the Shares for general corporate purposes and working capital

Risk Factors

The investment in the Shares offered hereby involves a high degree of risk and the Shares should not be purchased by investors who cannot afford the loss of their entire investment. See, “Risk Factors” beginning on page 10.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 500,000 shares of common stock. Terms of the Offering are described above. Prospective investors may apply only through a Securities Purchase Agreement which is attached to this registration statement. (20)

The Company may, from time to time, prior to the expiration of the Offering sell any or all of the registered shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

PENNY STOCK RULES

The Securities and Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

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Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

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Contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

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Contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

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Contains a toll-free number for inquiries on disciplinary actions;

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Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

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Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

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The bid and offer quotations for the penny stock;

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The compensation of the broker-dealer and its salesperson in the transaction;

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The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

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Monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, at an offering price that is fixed at $0.10 per share.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Bay Bridge will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

BUSINESS

Company Summary

Bay Bridge is a development stage company incorporated in Delaware on January 7, 2013.  We have identified  revenue opportunities in the produce industry and power industry which we believe are currently unfulfilled.

The Company is in the process of contracting for its first greenhouse facility in Poughkeepsie, New York.  The overall building is 75,000 square feet. For the Beta test (Phase I) we intend to take 10,000 square feet. We believe the Poughkeepsie facility is an excellent beta location because the identified facilities contain operating power generating equipment, owned by IBM Corporation (“IBM”). Preliminary discussions indicate that the lease of the facility will enable the Company, as tenant, to utilize the equipment without additional upfront costs. Until we raise $50,000, lease negotiations cannot proceed and we cannot be sure that we will be able to lease the targeted facilities including the power generation equipment at reasonable rates. Upon raising $50,000, the Company would lease a Beta facility in Poughkeepsie (“Beta Facility”) and hire a CEA architect to design the building retrofit as economically as possible. At this time, we estimate that it would take one calendar month to design the facility and place four to five rows of infrastructure. We will attempt to build out our first five rows of infrastructure, costing $25,000, $5,000 per row, to test the concept. Each row consists of five plants together with necessary controlled environmental equipment which includes lighting, hydroponic water control systems and fertilization and mineralization equipment.  Once we prove the concept and determine that we can grow and market heirloom tomatoes, we will proceed to Phase II, buildout of the Beta Facility. Simultaneous with thebuildoutof the remainder of the Beta Facility, we will attempt to obtain a gas contract with a major supplier. The gas may be used to generate power at the Beta Facility for our own use and to determine whether it could be sold profitably.    Upon a successful Beta trial at Poughkeepsie, our plan is to expand our business to other facilities.  We believe, as stated in earlier sections, that customers will be receptive to economical power production.

We believe we will fully build out the Poughkeepsie greenhouse as we source other locations. In order to maximize the produce growingcapacity of the greenhouse, we believe, for an additional $200,000, we can build out 40 more rows. We anticipate that it will take ninety days to grow the plants to fruition.   We expect the market-grade yield (i.e.- percentage of output that meets they criterion for salability) will be at best 50% of total output. Based upon an estimated average wholesale price on the east coast of the United States in our Fall/Winter growing season of $6 per pound, we estimate that 40 rows will contain 200 plants which should generate monthly revenue of $60,000.   At this time, we believe that each plant will put forth 100 pounds of output monthly.  Of course, during the build-out phase (Phase II) of the first facility, there will be a phase-in period.  Plants will take 90 days from planting to initial harvest.  Once all forty rows are planted and in production, we expect to achieve these results.

We estimate costs on a per row basis. There are many variables that cannot be determined with certainty at this time; the variable costs will be predicated on the following factors: a) availability of an electricity contract and b) costs of employees.  We believe that we will operate 18 hours per day or approximately, 550 hours per month.  We anticipate electricity would be the main variable cost and is dependent upon power terms, which are unknown and cannot be forecast at this time.

Fixed costs, include the cost of: a)  rental of the facility, and b) the cost of building out each row.  Rental of electricity generating equipment if not included in the base rental of the facility would become an additional fixed cost. The one-time cost of construction for each row will approximate $5,000.

The cost of renting equipment and the facility rent will depend upon a variety of factors and can range from $50-$150 per row.

After the Beta test, in order to expand  operations, the Company will need to find additional suitable locations.

Upon successful completion of the Beta site, we estimate that it will take 90 days for the plants to reach fullmaturity and begin harvest. The Company intends to wholesale its product to well-known restaurants and wholesome food retailers. We intend to differentiate ourselves through the quality of our product including healthiness and taste.  The US Department of Agriculture (“USDA”) provides quality and grading standards.  We will use these USDA standards to assess the quality of our produce.

Our strategy is to develop a series of CEA sites that we will use to grow our fruits and vegetables. To accomplish this, we plan to lease and retrofit a series of warehouse-type facilities and install proprietary technology to grow our organic and conventional produce. We believe that this will provide consumers with a desirable degree of food security and reduced ecological footprint. As of the date of this Prospectus, we have not begun growing fruit and vegetables in commercially viable quantities.

Our mission is to differentiate our product by its quality which we believe will meet or exceed the requirements of our target customer base, American households.  We believe consumers will substitute fresh, healthy, high-quality fruits and vegetables into their diet, and we currently plan to charge a premium for these products.

Currently, geography and logistics make local grown organic fruit and vegetables specialty or seasonal produce (in areas with harsh winters such as the Northeast and Mid-West of the USA and all of Canada) very difficult to produce. The most common method of tapping into this market is with greenhouses. Unfortunately, this is a solution with high fixed costs and high variable costs due to the harsh winters and the lack of prime agricultural land. The Company will solve these issues with reduced electricity costs since we are creating our own power and the fact that we will be able to grow fruits and vegetables continuously without sunlight.  While there is no realistic way for greenhouse growers to rapidly scale their operations to service all major urban markets, the Company will be able to do so because of its lower energy costs and artificial sunlight The main suppliers in the sector are large commercial enterprises in South California, or foreign enterprises in Mexico, Chile and Holland. We will be generating our own power which provides cost control for our facilities. Conventional greenhouses are not designed to be controlled environments.  Therefore, they are subject to diseases and infestation that exists in alternate situations which can destroy or degrade crops.  This is not an issue with CEA where these externalities are avoided. Additionally, conventional greenhouses have higher costs because their power needs are greater since they do no generate their own power. They also have higher insect control costs because of the lack of a controlled environment. Specifically, CEA greenhouses may utilize a technique called “carbon flooding” to eliminate pests which can destroy produce. These resulting lower variable costs will allow us to operate more economically than traditional greenhouses.

We believe business conditions will continue to be challenging.  Our belief is predicated on the following factors:

a ) Late adoption of our product by the mainstream population

Irrespective of the quality of our product, there may be an interval, whose length cannot be predicted, until our products are accepted by the American populace. While we believe that ever-increasing obesity in the United States has generated much attention towards healthier diets, we cannot guarantee acceptance of our product.

b ) The current budget impasse at the Federal level may inhibit our ability to get the appropriate permitting

The current issues associated with the sequester and the general lack of bipartisan cooperation between the Executive and Legislative branches of the Federal government may lead to underfunding of agencies and departments which oversee agricultural produce.  To that end, there may be delays in receiving approvals for our products.

The Company has no revenue at this time. After the build out of the Poughkeepsie facility, we anticipate having revenue from the sale of the produce. Ultimately, we plan to generate revenues through four sources: (1) the production and sale of high-value produce such as heirloom tomatoes; (2) the sale of electric power in excess of its own requirements to utility power grids; (3) the use of electric power generated to establish cold storage and frozen storage facilities at a CEA facility; and (4) the use of the electric power generated to establish a co-location data storage center.

We will generate high quality produce that we intend to sell to retailers.  Additionally, we expect the greenhouse facilities to generate additional power, which we will sell to the grid.  We believe that we will have sufficient excess power that we may be able to provide cold storage for agricultural products and enough power to run a data center. However, the primary source of energy revenue will be through the sale of power to third parties. We will evaluate all opportunities at the time of proof-of-concept.

Sales Channels

We plan to introduce our products through one of the three main sales channels described below, in particular, through specialty retailers. The company’s management believes that we may be successful with introduction of North American brands not readily available in these specialized stores. Once we establish ourselves in the specialty retailer market, we plan to expand our distribution through mass retailers.

Sales channels in specialty food categories

Specialty retailers

Specialty retailers generally compete with larger mass supermarkets and offer a larger assortment of organic, functional and other specialty foods.  Specialty retailers are educating consumers about regionally produced organic products and are sometimes offering home delivery services and a more personal shopping experience.

Mainstream retailers representing supermarkets and big chain stores.

Organic food products

Organic foods are made according to certain production standards. Under organic production, the use of conventional non-organic pesticides, insecticides and herbicides is greatly restricted and saved as a last resort. However, contrary to popular belief, certain non-organic fertilizers are still used. In most countries, organic produce may not be genetically modified. It has been suggested that the application of nanotechnology to food and agriculture is a further technology that needs to be excluded from certified organic food. The Soil Association (UK) has been the first organic certifier to implement a nano-exclusion.

Organic food production is a heavily regulated industry. Currently, the European Union, the United States, Canada, Japan and many other countries require producers to obtain special certification in order to market food as "organic" within their borders. Most certifications allow some chemicals and pesticides to be used, so consumers should be aware of the standards for qualifying as "organic" in their respective locales.

Processed organic food usually contains only organic ingredients. If non-organic ingredients are present, at least a certain percentage of the food's total plant and animal ingredients must be organic and any non-organically produced ingredients are subject to various agricultural requirements. Foods claiming to be organic must be free of artificial food additives, and are often processed with fewer artificial methods, materials and conditions, such as chemical ripening, food irradiation, and genetically modified ingredients.

Early consumers interested in organic food would look for non-chemically treated, fresh or minimally processed food. For supermarket consumers, food production is not easily observable, and product labeling, like "certified organic", is relied on. Government regulations and third-party inspectors are looked to for assurance. A "certified organic" label is usually the only way for consumers to know that a processed product is "organic".

Functional food products

Functional foods - products which have health-promoting properties over and beyond their nutritional value – have become a significant food industry sector. Functional foods principally comprise fibre-, mineral- or vitamin-fortified breakfast cereals, probiotic yoghurts and yoghurt drinks, and cholesterol-lowering margarines and spreads. In recent years, use of the functional active ingredients in these foods has been extended, with cholesterol-lowering statins and polysterols, and vitamins, being added to various products. The total functional foods market is still small.

Functional foods and drinks are targeted at various health-related conditions associated with old age; and the company’s management believes that the market may benefit from the ageing population. It may also benefit from the ongoing interest, not only among older persons but also among younger generations, in healthier eating.

In our management’s opinion this interest continues to be supported by the concerns over the obesity among adults and children. This situation is likely to continue to make health the major consideration of food and drink manufacturers, and the subject of the majority of their new product development work. Functional foods increasingly target concerns such as heart health, digestive health, energy levels, etc.

Food products for specific intolerances

Increased diagnosis of food sensitivities has given rise to this new market for food intolerance - or 'free-from'- products, although growth in sales has been held back by factors such as high prices, restricted distribution and lack of competition in some markets. We believe that innovation will drive this market forward, however, by the launch of new products with improved taste and texture, thus the market will represent a potentially lucrative one for manufacturers, retailers and service providers alike.

Gluten-free foods and beverages as including all commonly understood products falling within this broad category, such as foods and beverages completely free of ingredients derived from gluten-containing cereals: wheat (including kamut and spelt), barley, rye, oats and triticale, as well as the use of gluten as a food additive in the form of a flavoring, stabilizing or thickening agent; recommended amongst  other things in the treatment of celiac disease and wheat allergy, irrespective of product packaging, formulation, size, or form.

Dietary needs food products

The relation of diet to health is one of many factors that influence food purchase decisions and, thus, the stimulus for developing new food products. The extent to which existing food products may be modified or new foods developed to meet dietary goals is subject to technologic and regulatory constraints. A commitment to ethical and responsible marketing strategies is essential to the evolution of food products for special dietary needs. Despite these complex restraints, many food products with altered nutrient or ingredient composition are currently available to consumers.  Consumers are becoming aware of the role of nutrition and specific food components in a healthful lifestyle. Food manufacturers are responding to this growing trend by offering more choices – low-fat, low-calorie, low-sodium, high-protein, high-fibre – to fit a wide range of dietary needs, preferences and tastes.

Low sodium foods

Concerns have grown that consumption levels of salt are well above those needed for nutritional purposes and that this can lead to adverse effects on health, in particular cardiovascular disease. Consumers are looking to reduce their salt intake, making salt reduction a priority for food manufacturers.

High fibre foods

The health benefits of fibre, the ‘forgotten nutrient’, playing important role in the food industry and the whole-grain trend. This will explore grain-processing technologies to modify the texture of whole-grain bread, in an attempt to make whole-grain products more accepted among consumers.

Low calorie foods

Low-calorie foods are typically identified as foods that contain less than 100 calories per serving. The Food and Drug Administration (“FDA”) regulates the food labeling processes in the United States, and states that in order for foods to be labeled as "low calorie," the food must not contain more than 40 calories for a given reference amount, except for sugar substitutes.

Eating a variety of low-calorie foods throughout the day can offset hunger and make it easier to stick with a low-calorie diet plan. Eating these foods as snacks, or as part of a meal each day, can improve overall health and in some cases, support weight loss efforts.

Market Analysis Summary

According to the United States Department of Agriculture, sales of organic foods amounted to $22 billion in 2008, the most recent year for which data was available.  While the trend towards obesity has clearly been established in the United States, there has also been a countervailing trend to combat this epidemic including the exercise anti-obesity initiative put forward by First Lady Michelle Obama and the National Football League’s “Play 60” Initiative. In addition, popular media such as the commercially successful television program “The Biggest Loser” have brought awareness to the issue.  Part of the solution is a shift away from fattening food and towards a healthier diet.  To that end, there is a tremendous emphasis towards healthier foods.

Marketing Strategy

The fresh vegetable market is highly competitive and our growth and results of operations may be adversely affected if we are unable to compete effectively.

The fresh vegetable market is highly fragmented, regional and competitive. We face significant competition in the fresh vegetable market and we expect competition to increase and intensify within the sector. Some of our competitors may have greater financial, research and development and other resources, or greater operating flexibility which may permit them to respond better or more quickly to changes in the industry or to introduce new varieties of vegetables more quickly and with greater marketing support. Competition may develop from consolidation or other market forces within the fresh vegetable industry. Furthermore, our competitors may take pricing or promotional actions that may have a negative effect on us.

We may not be able to compete successfully against our competitors in the future. We may reach a point where we may not be able to continue to increase the return on our investment expenditures or where the incremental increase of investment return will decelerate. If we cannot effectively adapt to increasingly intense competition from local and foreign producers, our revenues and profitability may be materially and adversely affected.

Government Regulation

We do not currently require any government approvals for our current business activities. However, once we have established our planned “urban barns” locations, we anticipate that we will have to obtain the necessary state licenses, such as ordinary business operating licenses, authorizations and labor permits to legally manage our facilities in the locations in which we plan to operate. Many of our facilities and products will be subject to various laws and regulations administered as follows:

United States Department of Agriculture

The United States Department of Agriculture (“USDA”) has a Fresh Fruit and Vegetable Program (“FFVP”)as part of the National School Lunch Act (42 U.S.C. 1751), which states: ‘‘It is declared to be the policy of Congress, as a measure of national security, to safeguard the health and well-being of the Nation’s children and to encourage the domestic consumption of nutritious agricultural commodities and other food, by assisting the States, through grants-in-aid and other means, in providing an adequate supply of food and other facilities for the establishment, maintenance, operation, and expansion of nonprofit school lunch programs.’’   The Company intends to be a part of this by growing produce that is nutritionally compliant with this undertaking.  Also, pursuant to the Child Nutrition Act of 1966, the Company will maintain all appropriate records associated with any funding received under the FFVP.

The United States Food and Drug Administration (“USFDA)

President Obama signed the FDA Food Safety Modernization Act into law on January 4, 2011. This regulation established mandatory, science-based, minimum standards for the safe growing, harvesting, sorting, packing, and storage of fresh fruits and vegetables. The Act requires the FDA to issue 12 rules and 10 guidance document in regards to making fruits and vegetables safer. The first rules associated with this law were just published in January 2013.  These regulations relate to water safety.  Growers must be certain that all water used to grow produce is not contaminated.  The Company uses a hydroponic system which will insure clean water through the use of meters, filters and ongoing testing and monitoring.

The Company awaits further regulations from the USDA and USFDA and intends to comply with them as they are issued.

At this time, we do not require approval from regulators but must be in compliance with all appropriate rules from various levels of governments. We believe we are in compliance at this time. We will apply for businesses licenses when we rent our first facility in each state.

We believe that we comply with such laws and regulations in all material respects, and that continued compliance with such regulations will not have a material effect upon capital expenditures, earnings, or our competitive position.

While our intended business activities do not currently violate any laws, any regulatory changes that impose restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs, which could have a material adverse effect on our results of operations.

The Company’s second revenue opportunity is through the provision of power to local utilities. Our produce, as a side benefit, produce alternate forms of energy.  We intend to enter into purchase power agreements with local utilities.  As of the current date, we have no contracts but have engaged in discussions with utilities in various municipalities.

We are seeking permitting for governmental certificates and licenses but are concerned about our ability to obtain these permits due to reduced funding at the federal and state level.  We anticipate, given our usage of existing and proven technologies, that upon review, we will receive all necessary approvals.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: "believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

While the Company has no revenue at this time, we plan to generate revenues through four sources: (1) the production and sale of high-value produce such as heirloom tomatoes; (2) the sale of electric power in excess of its own requirements to utility power grids; (3) the use of electric power generated to establish cold storage and frozen storage facilities at a CEA facility; and (4) the use of the electric power generated to establish a co-location data storage center.

We expect to generate high quality produce that we intend to sell to retailers.  Additionally, we expect the greenhouse facilities to generate additional power, which we will sell to the grid.  We believe that we will have sufficient excess power that we may be able to provide cold storage for agricultural products and enough power to run a data center. However, the primary source of energy revenue will be through the sale of power to third parties. We will evaluate all opportunities at the time of proof-of-concept.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the Company must raise capital in order to complete the Business and Marketing Plan and to commence its execution. The Company anticipates that the business and marketing plan will be completed within two to three months after the offering is completed.

Obstacles to successfully completing our plan include availability of financing, suitable business locations, successful implentation of our business model, ability to obtain appropriate governmental approvals, installation of equipment, and a successful harvest. Milestones include the leasing of an appropriate facility and a successful harvest of our vegetables.  We believe that the first $50,000 should allow us to retrofit the Facility and commence operations.

To date, we have identified a number of locations in Poughkeepsie that would be suitable

To date, we have sourced equipment, scouted locations for operations and have arranged for an audit of our financial records.  We have sourced and priced equipment, engaged international and national experts about the suitability of crop and CEA. Upon funding, we intend to integrate various technologies such as hydroponics, lamps and lighting systems to provide specific spectrums of light, video equipment to monitor operations and mapping technologies to determine degree of ripeness in conjunction with non-invasive Brix testing (“Brix’). Brix allows the tester to determine the naturally occurring sugar content of an agricultural produce.  It is used on grapes for wine selection.  The greater the sugar content, the more preferable the output.  Brix testing is one of many standards by which the quality of a tomato is assessed. We will conduct Brix testing in our facilities using commercially available testing equipment that costs less than $10,000.  The tests will give results of the sugar content of the produce. Brix testing is one of many standards by which the quality of a tomato is assessed.

Since inception to June 30, 2013, Bay Bridge has incurred a total of $10,434 of start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers. The Company does not have any contractual arrangement with Mr. Andrew Duke to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period from inception until June 30, 2013, Bay Bridge Food and Produce issued 5,000,000 shares of common stock to our sole officer and director for cash proceeds of $5,000 at $0.001 per share.

Over the next twelve (12) months, the Company has three primary phases: (i) Proof of Concept, (ii) Contracts and (iii) Expansion

Phase I: Proof of Concept (Estimated costs $250,000- three to four months)

The Company will use the proceeds from this offering to select a Beta site for the testing of the concept.  In this phase, a) we will also hire a CEA architect to retrofit the site; b) undertake the retrofit and c) plant the first forty rows of hydroponic vegetables.  We believe from the commencement of receipt of funding this should take a period of approximately three to four months.

Phase II:  Contracts and partial expansion (estimated costs $250,000- three months)

After a successful completion of Phase I, we believe we will be able enter into agreements to sell our produce to various healthy choice retailers.  In order to do this, we will have to market our produce substantially to the general public to make them aware of the benefits of CEA vegetables and fruits as well as to establish credibility with healthy choice retailers.  Additionally, in regards to power generation, we need to determine: a) which parts of the country require reserve power the most; b) where the most attractive energy credits can be found, and c) where infrastructure, including generating equipment, can be found most economically.  We will then undertake to negotiate legal contracts in those areas and scout for locations of new greenhouses.

Phase III:  Expansion (estimated costs $500,000- six months)

Assuming successful completion of Phase II, we anticipate needing $500,000 in order to expand and execute our business plan to other facilities. We expect to enter into rental agreements for suitable facilities based upon our review in Phase II.  Certain factors, such as the Energy credits may not be known at the time of establishing a facility, but the availability of capital equipment and space will probably be our foremost concern.  We will then rollout our program in various parts of the country where opportunities are best.  The costs incurred in Phase I above will be incurred here as well but over multiple sites over the next twelve (12) months, which includes completing the business plan, estimated at $250,000, We anticipate completing our produce lines and other ancillary services( i.e.- energy, cold storage and data) platform and services including prototypes, and identifying the necessary resources to implement our plan. We anticipate the work will require four part time resources for marketing, product design and technical work that will cost approximately $250,000. The balance of $250,000 will be for general working capital. We will also incur expenses, including accounting, legal, travel, and entertainment expenses in this endeavor.

However, the available cash is not sufficient to allow us to commence full execution of our business plan. Based on our success of raising additional capital over the next twelve (12) months, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and Marketing plans are completed, we are not able to quantify with any certainty any planned capital expenditures including the hiring of consultants and contractors. The only planned capital expenditure is the public company costs. As of the date of this prospectus, the Company has no firm commitments for any capital expenditures.

Our business expansion will require additional capital resources that may be funded through the issuance of common stock or debt. We anticipate that the Company will seek this financing from individual investors. We believe we will need another $500,000 in this regard.

Through June 30, 2013, we have incurred a total of $9,210 in professional fees for audit and audit related expenses.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $1,000,000 in funding is obtained or until we have achieved $250,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the compensation arrangement with our sole officer, management believes that, while our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations until sufficient financial resources are available, we believe we will be able to meet our obligations for at least the next twelve months.

We anticipate that during the first year in order to execute upon our business plan to any meaningful degree, we would need to spend a minimum of $1,000,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we will still need to seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern.

The Company has entered into no contractual commitment agreements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our president, secretary/treasurer, and Director and vice president is set forth below:

Name and Address	Age	Position(s)
Andrew Duke	59	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our sole director is not an "audit committee financial expert" within the meaning of Item 401(e) of Regulation S-K. In general, an "audit committee financial expert" is an individual member of the audit committee or Board of Directors who:

can implement generally accepted accounting principles and financial statements,

are able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

have experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

can implement internal controls over financial reporting, and can perform audit committee functions.

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors. It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

We have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. When we expand our board membership in future periods to include additional independent directors, we will establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

CODE OF BUSINESS CONDUCT AND ETHICS

We intend to adopt a code of ethics that applies to our officers, directors and employees, including, without limitation, our Chief Executive Officer and Principal Accounting Officer, but have not done so to date due to our relatively small size.

BACKGROUND OF OFFICERS AND DIRECTORS

Mr. Andrew Duke, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

After an early career as a troubleshooter for small but publicly traded firms, Mr. Duke undertook direct management responsibility for Purecycle Corp., a public company between 1987 and 1989. There, he arranged for two large acquisitions, including the only dam permit to be held by a public commercial entity on the banks of the Colorado River. Additionally, Mr. Duke was instrumental in acquiring the water rights to the Lowery Bombing Range. After Purecycle Corp. was delisted, Mr., Duke was able to re-list the Company on the Pacific Stock Exchange. Mr. Duke started a microwave common carrier which provided service within the State of Colorado with six gigahertz of bandwidth. Mr. Duke was associated with this company between 1995 and 1999.

In 2003, after the invasion of Iraq, Mr. Duke went to Baghdad and was involved in the design and build of a power station and substation. Additionally, Mr. Duke was involved with agriculture at the Ministerial level in Iraq which led to a formation of a company to provide fruits and vegetables under contract to the New Iraqi Army.

Upon his return to the United States in 2007, Mr. Duke has been involved with advising distressed enterprises. In 2012, Mr. Duke founded the Company and incorporated it in Delaware in January 2013.

Mr. Duke completed his B.S. in Business from Babson College, with some study at the University of Denver, in 1975 and stayed on at Babson to conduct diverse Graduate Studies in various business disciplines. Mr. Duke is married with no children.

CONFLICTS OF INTEREST

We do not foresee a direct conflict of interest with our sole officer and director, there is a possibility that a conflict could arise between the company, and him.

EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

We did not pay any salaries in 2013 to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of any officer or director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the period from inception (January 7, 2013) through January 31, 2013.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
Andrew Duke Chief Executive Officer	2013	–	–	–	–	–	–	–	–

Title of Class	Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned	Percent of Class(1)
Common Stock	Andrew Duke (2)	5,000,000	100%
Common Stock	Officers and Directors as a Group (1 person)	5,000,000	100%

__________________

(1) Based on 5,000,000 shares outstanding as of June 30, 2013.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Duke is the only "parent" and "promoter" of the company.

We have no employment agreements with our sole Executive Officer and Director. We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mr. Duke the sole member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Bay Bridge has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the Company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of their position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he or she is to be indemnified, we must indemnify him or his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address of Beneficial Owner	Amount of Shares Beneficially Owned	Percent of Class(1)
Common Stock	Andrew Duke (2)	5,000,000	100%
Common Stock	Officers and Directors as a Group (1 person)	5,000,000	100%

(1) Based on 5,000,000 shares outstanding as of June 30, 2013.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, Mr. Duke the only "parent" and "promoter" of the company.

For the period ended January 31, 2013, a total of 5,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 500,000 of its common shares, in addition to the 5,000,000 shares currently issued and outstanding. The price per share is $0.10 (please see "Plan of Distribution" below).

The 5,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended January 31, 2013. We issued a total of 5,000,000 common shares for consideration of $.001, which was accounted for as a purchase of common stock.

RELATED PARTY TRANSACTIONS

Pursuant to Item 404 (d) of Regulation SK, we disclose that Mr. Duke has provided the $5,886 in funding through June 30, 2013.  These fundings have been in the form of an advance to the Company and are reported as such in the Company’s financial statements. They are repayable le on demand and carry no interest.  The first payment of $5,000 was for audit expense s on January 15, 2013.  Mr. Duke has a receivable from the company. Later fundings totaling $886 were for working capital and are on the same terms as the original$5,000 payment.

DESCRIPTION OF SECURITIES

In the event that Bay Bridge receives payment for the sale of their shares, Bay Bridge will receive all of the proceeds from such sales. Bay Bridge is bearing all expenses in connection with the registration of the shares of the Company.

COMMON STOCK

The authorized common stock is five hundred million (500,000,000) shares of $.001 par value stock

*

have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

*

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Delaware for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, and assuming all 500,000 shares being offered are sold, present stockholders will own approximately 91% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Bay Bridge will act as its own transfer agent.

STOCK OPTION PLAN

The Board of Directors of Bay Bridge has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Bay Bridge may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

LEGAL MATTERS

We have engaged Kevin J Hanratty Esq.  to opine on the validity of the securities offered by this prospectus  Mr. Hanratty’s opinion is attached as Exhibit 5.1 in this filing and his consent to its inclusion is in Exhibit 23.2 in this filing.

EXPERTS

The audited financial statements of Bay Bridge Food and Produce Company, included herein have been audited by GHP Horwath, P.C., independent registered public accounting firm, for the period and to the extent set forth in their report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern) appearing herein.  Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as an expert in auditing and accounting.

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JANUARY 31, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholder

Bay Bridge Food and Produce Company

We have audited the accompanying balance sheet of Bay Bridge Food and Produce Company (a Development Stage Company) (the “Company”) as of January 31, 2013, and the related statements of operations, stockholder's equity, and cash flows for the period from inception (January 7, 2013) through January 31, 2013.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bay Bridge Food and Produce Company (Development Stage Company) as of January 31, 2013, and the results of its operations and its cash flows for the period from inception (January 7, 2013) through January 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has accumulated a deficit since inception and has no revenue generating operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/GHP HORWATH, P.C.

Denver, Colorado

February 19, 2013

BAY BRIDGE FOOD AND PRODUCE COMPANY
(A Development Stage Company)

BALANCE SHEET

JANUARY 31, 2013

ASSETS

Current assets:

Cash	$5,000

Total assets (all current)	$5,000

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Due to shareholder/director	$636

Total liabilities (all current)	636

Stockholder's equity:
Common stock, $0.00001par value; 500,000,000 shares authorized, 5,000,000 shares issued and outstanding
50
Additional paid-in capital	4,950
Deficit accumulated during the development stage	(636)
Total stockholder's equity	4,364

Total liabilities and stockholder's equity	$5,000

BAY BRIDGE FOOD AND PRODUCE COMPANY
(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JANUARY 7, 2013)
THROUGH JANUARY 31, 2013

Operating expenses:
General and administrative		$636

Total operating expenses		(636)

Net loss		$(636)

Basic and diluted net loss per share	$	*

Basic and diluted weighted average number of shares outstanding
		5,000,000

* Less than ($0.01) per share.

BAY BRIDGE FOOD AND PRODUCE COMPANY
(A Development Stage Company)

STATEMENT OF STOCKHOLDER'S EQUITY

FOR THE PERIOD FROM INCEPTION (JANUARY 7, 2013) THROUGH JANUARY 31, 2013

				Deficit
				accumulated
	Common stock		Additional	during the
	Number of shares	Amount	paid-in capital	development stage	Totals

Issuance of common shares at inception (January 7, 2013) at $0.001 per share
	5,000,000	$50	$4,950	$-	$5,000
Net loss	-	-	-	(636)	(636)
Balances, January 31, 2013	5,000,000	$50	$4,950	$(636)	$4,364

BAY BRIDGE FOOD AND PRODUCE COMPANY
(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (JANUARY 7, 2013)
THROUGH JANUARY 31, 2013

Cash flows from operating activities:
Net loss	$(636)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in due to shareholder/director	636

Net cash used in operating activities	-

Cash flows from financing activities:
Proceeds from issuance of common stock	5,000

Net cash provided by financing activities	5,000

Net increase in cash	5,000

Cash, at inception	-

Cash, end of period	$5,000

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JANUARY 31, 2013

1.

Organization, nature of business, going concern and management’s plans:

Bay Bridge Food and Produce Company (the “Company”) was incorporated in the State of Delaware on January 7, 2013. The Company’s principal business plan is the intended use and sale of combined heat and power electricity generated in the support of controlled environment agriculture (“CEA”) to grow vegetables for human consumption.

The Company plans to generate revenue from four sources: (1) the production and sale of high-value produce such as heirloom tomatoes; (2) the sale of electric power in excess of its own requirements to utility power grids; (3) the use of electric power generated to establish cold storage and frozen storage facilities at a CEA facility; and (4) the use of the electric power generated to establish a co-location data storage center.

Going concern and management’s plans:

At January 31, 2013, the Company had a deficit accumulated since inception and has no revenue generating operations. The Company is dependent on external sources of capital in order to implement its business plan and commence operations.  The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company’s ability to continue as a going concern is dependent upon its ability to raise additional equity or debt financing and establish profitable operations.  It is management’s intention to identify funding sources until such time as there is sufficient operating cash flow to fund operating requirements.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since inception, the Company has been in discussions with the following parties:

·

A private equity firm from whom the Company is seeking to obtain financing; as of the date of the financial statements, the Company has not yet entered into any term sheets or definitive agreements with this or any other firm.

·

Dutchess County, New York, which have resulted in the County Economic Development Commission providing assistance and guidance towards facility location, potential economic incentives and partner/advisor recommendations. Currently, discussions are ongoing. We believe they will advance when we have proof of concept.  According to GreenProfit, an industry trade magazine, CEA produce is a source of employment for returning veterans from foreign wars.  We have been by Dutchess County that this type of outreach towards veterans is one of the factors that they are considering in whether to grant us economic incentives.

Several consultants and advisors knowledgeable and expert in the field of power plant development and operation and in the field of CEA. These parties also represent potential advisory board members.

2.

Summary of significant accounting policies:

Basis of preparation:

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (US GAAP).  The Company’s fiscal year-end is December 31.

The Company’s activities to date have primarily consisted of developing a business plan, establishing relationships, and working to identify facilities.  Accordingly, the Company is considered to be in the development stage, and these financial statements have been prepared in accordance with the provisions of ASC 915, “Development Stage Entities”.

Use of estimates:

The preparation of financial statements is conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JANUARY 31, 2013

2.

Summary of significant accounting policies (continued):

Cash:

Cash includes bank deposits, which are unrestricted as to withdrawal or use.

Fair value measurements:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market.  The Company uses a fair value hierarchy that has three levels of inputs, both observable and unobservable, with use of the lower possible level of input to determine fair value.

Level 1 quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable;  and

Level 3 assets and liabilities whose significant value drivers are unobservable.

As of January 31, 2013, the Company did not have any assets or liabilities that were measured at fair value on a recurring or non-recurring basis, with the exception of cash (Level 1).

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumption.  Unobservable inputs require significant management judgment or estimates.  In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy.  In those instances, the fair value measurement is required to be classified using the lowest of input that is significant to the fair value measurement.  Such determination requires significant management judgment.

Financial instruments, which include cash, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The fair value of amounts due to shareholder/director are not practical to estimate, due to the related party nature of the underlying transactions.

Income taxes:

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases, as well as net operating losses.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs.  A valuation allowance is provided to reduce the deferred tax assets by 100%, since the Company believes that at this time it is more likely than not that the deferred tax asset will not be realized.

The Company is to file income tax returns in the U.S. federal jurisdiction and various state jurisdictions.  Management does not believe there will be any material changes in the Company’s unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expenses.  As of January 31, 2013, there were no penalties or accrued interest amounts associated with any unrecognized tax benefits.

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JANUARY 31, 2013

2.

Summary of significant accounting policies (continued):

Concentration of credit risk:

The Company’s financial instruments that are exposed to concentration of credit risk consist of cash.  The Company’s cash is in demand deposit accounts placed with federally insured financial institutions in the United States.

Basic and diluted net income (loss) per share:

Earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period including common stock issued effective the date committed. Common stock issuable is considered outstanding as of the original approval date for the purposes of earnings per share computations.  Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the sum of (a) the basic weighted average number of shares of common stock outstanding during the period and (b) additional shares that would have been issued and potentially dilutive securities.  For the period from inception (January 7, 2013) through January 31, 2013, the basic and diluted loss per share were the same.

Recent accounting pronouncement:

The Company has evaluated all newly issued accounting pronouncements and believes such pronouncements do not have a material effect on the Company’s financial statements.

3.

Due to shareholder/director:

As of January 31, 2013, the Company has recorded a payable of $636 to its sole shareholder/director for incorporation fees paid for by this party on behalf of the Company.

4.

Subsequent events:

The Company has evaluated subsequent events through February 19, 2013, the date that the Company’s financial statements were available to be issued, for consideration of subsequent events to be included in its January 31, 2013 financial statements.

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

FIVE MONTH PERIOD ENDED JUNE 30, 2013,

AND THE PERIOD FROM

INCEPTION (JANUARY 7, 2013)

THROUGH JUNE 30, 2013

(UNAUDITED)

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

FIVE MONTH PERIOD ENDED JUNE 30, 2013, AND

THE PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JUNE 30, 2013

TABLE OF CONTENTS

Financial statements:

Balance sheets as of June 30, 2013 (unaudited) and January 31, 2013	F-12

Unaudited statements of operations for the five month period ended June 30, 2013
and the period from inception (January 7, 2013) through June 30, 2013	F-13

Unaudited statement of stockholder’s equity (deficit) for the period from inception
(January 7, 2013) through June 30, 2013	F-14

Unaudited statements of cash flows for the five month period ended June 30, 2013
and the period from inception (January 7, 2013) through June 30, 2013	F-15

Notes to unaudited financial statements	F-16

BAY BRIDGE FOOD AND PRODUCE COMPANY
(A Development Stage Company)

BALANCE SHEETS

	June 30, 2013	January 31, 2013
	(unaudited)
ASSETS

Current assets:

Cash	$2,078	$5,000

Total assets (all current)	$2,078	$5,000

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Accounts payable	$1,626
Due to shareholder/director	5,886	$636

Total liabilities (all current)	7,512	636

Stockholder's equity:
Common stock, $0.00001par value; 500,000,000 shares
authorized, 5,000,000 shares issued and outstanding	50	50
Additional paid-in capital	4,950	4,950
Deficit accumulated during the development stage	(10,434)	(636)
Total stockholder's equity	(5,434)	4,364

Total liabilities and stockholder's equity	$2,078	$5,000

BAY BRIDGE FOOD AND PRODUCE COMPANY
(A Development Stage Company)

STATEMENT OF OPERATIONS

FIVE MONTH PERIOD ENDED JUNE 30, 2013
AND THE PERIOD FROM INCEPTION (JANUARY 7, 2013)
THROUGH JUNE 30, 2013
(unaudited)

		Five month period ended June 30, 2013		Accumulated from inception (January 7, 2013) to June 30, 2013
Operating expenses:
Professional fees		$9,210		$9,210
General and administrative		588		1,224

Total operating expenses		(9,798)		(10,434)

Net loss		$(9,798)		$(10,434)

Basic and diluted net loss per share	$	*	$	*

Basic and diluted weighted average
number of shares outstanding		5,000,000		5,000,000

* Less than ($0.01) per share.

BAY BRIDGE FOOD AND PRODUCE COMPANY
(A Development Stage Company)

STATEMENT OF STOCKHOLDER'S EQUITY

FOR THE PERIOD FROM INCEPTION (JANUARY 7, 2013) THROUGH JUNE 30, 2013

				Deficit
				accumulated
	Common stock		Additional	during the
	Number of shares	Amount	paid-in capital	development stage	Totals

Issuance of common shares at inception
(January 7, 2013) at $0.001 per share	5,000,000	$50	$4,950	$-	$5,000
Net loss	-	-	-	(636)	(636)
Balances, January 31, 2013	5,000,000	50	4,950	(636)	4,364

Net loss	-	-	-	(9,798)	(9,798)
Balances, June 30, 2013	5,000,000	$50	$4,950	$(10,434)	$(5,434)

BAY BRIDGE FOOD AND PRODUCE COMPANY
(A Development Stage Company)

STATEMENT OF CASH FLOWS

FIVE MONTH PERIOD ENDED JUNE 30, 2013
AND THE PERIOD FROM INCEPTION (JANUARY 7, 2013)
THROUGH JUNE 30, 2013
(unaudited)

	Five month period ended June 30, 2013	Accumulated from inception (January 7, 2013) to June 30, 2013
Cash flows from operating activities:
Net loss	$(9,798)	$(10,434)
Adjustments to reconcile net loss to
net cash used in operating activities:
Increase in due to shareholder/director	5,250	5,886
Increase in accounts payable	1,626	1,626

Net cash used in operating activities	(2,922)	(2,922)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	5,000

Net cash provided by financing activities	-	5,000

Net (decrease) increase in cash	(2,922)	2,078

Cash, at beginning	5,000	-

Cash, end of period	$2,078	$2,078

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FIVE MONTH PERIOD ENDED JUNE 30, 2013,

AND THE PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JANUARY 31, 2013

(UNAUDITED)

1.

Organization, nature of business, going concern and management’s plans:

Bay Bridge Food and Produce Company (the “Company”) was incorporated in the State of Delaware on January 7, 2013. The Company’s principal business plan is the intended use and sale of combined heat and power electricity generated in the support of controlled environment agriculture (“CEA”) to grow vegetables for human consumption.

The Company plans to generate revenue from four sources: (1) the production and sale of high-value produce such as heirloom tomatoes; (2) the sale of electric power in excess of its own requirements to utility power grids; (3) the use of electric power generated to establish cold storage and frozen storage facilities at a CEA facility; and (4) the use of the electric power generated to establish a co-location data storage center.

Going concern and management’s plans:

At June 30, 2013, the Company had a deficit accumulated since inception and has no revenue generating operations. The Company is dependent on external sources of capital in order to implement its business plan and commence operations.  The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to raise additional equity or debt financing and establish profitable operations.  It is management’s intention to identify funding sources until such time as there is sufficient operating cash flow to fund operating requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since inception, the Company has been in discussions with the following parties:

A private equity firm from whom the Company is seeking to obtain financing; as of the date of the financial statements, the Company has not yet entered into any term sheets or definitive agreements with this or any other firm.

Dutchess County, New York, which have resulted in the County Economic Development Commission providing assistance and guidance towards facility location, potential economic incentives and partner/advisor recommendations.  The Company is in the process of contracting for its first greenhouse facility in Poughkeepsie, New York.

Several consultants and advisors knowledgeable and expert in the field of power plant development and operation and in the field of CEA.  These parties also represent potential advisory board members.

In addition, the Company is pursuing an initial public offering of up to 500,000 shares of its common stock at an offering price of $0.10 per share.  The Company has filed a Form S-1 Registration Statement with the Securities and Exchange Commission to register such shares; however, the Form S-1 Registration process is not yet complete.

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FIVE MONTH PERIOD ENDED JUNE 30, 2013,

AND THE PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JANUARY 31, 2013

(UNAUDITED)

2.

Summary of significant accounting policies:

Basis of preparation:

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States (US GAAP).  The Company’s fiscal year-end is December 31.

The Company’s activities to date have primarily consisted of developing a business plan, establishing relationships, and working to identify facilities.  Accordingly, the Company is considered to be in the development stage, and these financial statements have been prepared in accordance with the provisions of FASB Accounting Standards Codification (ASC) 915, “Development Stage Entities”.

The interim financial statements have been prepared by management without audit.  Pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”), certain information and footnote disclosures normally included in financial statements prepared in accordance with US GAAP have been condensed or omitted pursuant to such rules and regulations.  These financial statements should be read in conjunction with the Company’s audited financial statements and footnotes thereto for the period from inception (January 7, 2013) through January 31, 2013.  Amounts as of January 31, 2013 are derived from the January 31, 2013 financial statements.  In the unaudited interim financial statements, the same accounting policies, methods of computation, and presentation have been followed as were those applied in the January 31, 2013 financial statements.

In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position as of June 30, 2013, and the results of operations, cash flows and changes in shareholder’s equity (deficit) from inception (January 7, 2013) through June 30, 2013 have been made.  The results of operations for such periods are not necessary indicative of the results expected for a full year or for any future period.

Use of estimates:

The preparation of financial statements is conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Cash:

Cash includes bank deposits, which are unrestricted as to withdrawal or use.

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FIVE MONTH PERIOD ENDED JUNE 30, 2013,

AND THE PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JANUARY 31, 2013

(UNAUDITED)

2.

Summary of significant accounting policies: (continued)

Fair value measurements:

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date in the principal or most advantageous market.  The Company uses a fair value hierarchy that has three levels of inputs, both observable and unobservable, with use of the lowest possible level of input to determine fair value.

Level 1 – quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 – observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable;  and

Level 3 – assets and liabilities whose significant value drivers are unobservable.

As of June 30, 2013, the Company did not have any assets or liabilities that were measured at fair value on a recurring or non-recurring basis, with the exception of cash (Level 1).

Observable inputs are based on market data obtained from independent sources, while unobservable inputs are based on the Company’s market assumptions.  Unobservable inputs require significant management judgment or estimates.  In some cases, the inputs used to measure an asset or liability may fall into different levels of the fair value hierarchy.  In those instances, the fair value measurement is required to be classified using the lowest of input that is significant to the fair value measurement.  Such determination requires significant management judgment.

Financial instruments, which include cash and accounts payable, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.  The fair value of the amount due to a shareholder/director is not practical to estimate, due to the related party nature of the underlying transactions.

Income taxes:

The Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases, as well as net operating losses.

Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets or liabilities of a change in tax rates is recognized in the period in which the tax change occurs.  A valuation allowance is provided to reduce the deferred tax assets by 100%, since the Company believes that at this time it is more likely than not that deferred tax assets will not be realized.

The Company is to file income tax returns in the U.S. federal jurisdiction and various state jurisdictions.  Management does not believe there will be any material changes in the Company’s unrecognized tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expenses.  As of June 30, 2013, there were no penalties or accrued interest amounts associated with any unrecognized tax benefits.

BAY BRIDGE FOOD AND PRODUCE COMPANY

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

FIVE MONTH PERIOD ENDED JUNE 30, 2013,

AND THE PERIOD FROM INCEPTION (JANUARY 7, 2013)

THROUGH JANUARY 31, 2013

(UNAUDITED)

2.

Summary of significant accounting policies: (continued)

Concentration of credit risk:

The Company’s financial instruments that are exposed to concentration of credit risk consist of cash.  The Company’s cash is in demand deposit accounts placed with federally insured financial institutions in the United States.

Basic and diluted net income (loss) per share:

Earnings (loss) per share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period including common stock issued effective the date committed.  Common stock issuable is considered outstanding as of the original approval date for the purposes of earnings per share computations.  Diluted earnings (loss) per common share is computed by dividing net earnings (loss) by the sum of (a) the basic weighted average number of shares of common stock outstanding during the period and (b) additional shares that would have been issued and potentially dilutive securities.  For the period from inception (January 7, 2013) through June 30, 2013, the basic and diluted loss per share were the same.

Recent accounting pronouncements:

The Company has evaluated all newly issued accounting pronouncements and believes such pronouncements do not have a material effect on the Company’s financial statements.

3.

Due to shareholder/director:

As of June 30, 2013, the Company has recorded a payable of $5,886 to its sole shareholder/director for incorporation fees and professional fees paid for by this party on behalf of the Company.

4.

Subsequent events:

The Company has evaluated subsequent events through August 15, 2013, the date that the Company’s financial statements were issued, for consideration of subsequent events to be included in its June 30, 2013 financial statements.

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

SEC Filing Fee and Printing	$1,000	*
Accounting Fees	$3,300
Legal	$700

TOTAL	$5,000

* estimate

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Ten of the Registrant’s Certificate of Incorporation, as amended, provides that the Registrant’s directors shall not be personally liable to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

·

for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

·

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

·

under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

·

for any transaction from which the director derived an improper personal benefit.

The Registrant’s By-laws provide that the Registrant shall indemnify any person who is or was a director or officer of the Registrant to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Registrant’s By-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of the indemnification provisions of the Registrant’s By-laws will not adversely affect any right or protection thereunder of any indemnitee in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

The Registrant has also entered into indemnification agreements with each of its directors. The indemnification agreements are intended to provide the maximum protection permitted by Delaware law with respect to indemnification of directors. The Registrant may also enter into similar agreements with certain of its officers who are not also directors. The effect of these provisions is to permit indemnification by the Registrant for liabilities arising under the Securities Act. The Registrant also maintains directors’ and officers’ liability insurance.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

Bay Bridge Food and Produce Company is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.0001. For the period from January 7, 2013 (date of inception) through January 31, 2013, we had issued 5,000,000 common shares to our sole officer and director for a total consideration of $5,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of Section 4 (2) of that Act.

Bay Bridge Food and Produce Company is not listed for trading on any securities exchange in the United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, Bay Bridge Food and Produce Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period from January 7, 2013 (date of inception) through June 30, 2013, Bay Bridge Food and Produce Company. issued 5,000,000 shares of common stock to the sole officer and director for cash proceeds of $5,000.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT

NO.

DOCUMENT DESCRIPTION

3.1

Articles of Incorporation of Bay Bridge Food and Produce Company.

3.2

Bylaws of Bay Bridge Food and Produce Company.

5.1

Opinion of Counsel.

23.1

Consent of Independent Registered Public Accounting Firm (included herein)

23.2

Consent of Counsel (included herein)

99.1

Subscription Documents and Procedure of Bay Bridge Food and Produce Company (included herein)

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.

To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Delaware on October 10, 2013.

Bay Bridge Food and Produce Company

/s/ Andrew Duke

Andrew Duke

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Duke, as his true and lawful attorney-in-fact and agent with full power of substitution and restitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

October 10, 2013

/s/ Andrew Duke

Andrew Duke

President and Director

Principal Executive Officer

Principal Financial Officer

Principal Accounting Officer

II-4